Exhibit 3.2 - Amended and Restated Bylaws (amended as of June 28, 2005)

Amended as of June 28, 2005

AMENDED AND RESTATED BYLAWS

OF

SEMCO ENERGY, INC.

(THE “CORPORATION”)

ARTICLE I.
OFFICES

1.01     Principal Office. The principal office of the Corporation shall be at such place as the board of directors shall from time to time determine.

1.02     Other Offices. The Corporation also may have offices at such other places as the board of directors from time to time determines or the business of the Corporation requires.

ARTICLE II.
SEAL

2.01     Seal. The Corporation may have a seal in the form that the board of directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced. Documents otherwise properly executed on behalf of the Corporation shall be valid and binding upon the Corporation without a seal whether or not one is in fact designated by the board of directors.

ARTICLE III.
CAPITAL STOCK

3.01     Issuance of Shares. The shares of capital stock of the Corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the board of directors shall deem advisable, subject to the articles of incorporation and any requirements of the laws of the state of Michigan.

3.02     Certificates for Shares. The certificated shares of the Corporation shall be represented by certificates signed by the chairperson of the board of directors, the president, or a vice president, and also may be signed by the treasurer, assistant treasurer, secretary, or assistant secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state on its face that the Corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the state of Michigan. Notwithstanding the foregoing, the board of directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by applicable law.

3.03     Transfer of Shares. The certificated shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificate for the shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require. Transfers of uncertificated shares shall be made by such written instrument as the board of directors shall from time to time specify, together with such proof of the authenticity of signatures as the Corporation or its agents may require.

3.04     Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for the purpose of dividends and other distributions or for any recapitalization, merger, plan of share exchange, reorganization, sale of assets, or liquidation, for the purpose of votes, approvals, and consents by shareholders, for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the state of Michigan.

3.05     Lost or Destroyed Certificates. On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for shares of stock of the Corporation and such other evidence as the Corporation or its transfer agent may require, the Corporation shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated. The Corporation may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in the form and amount and with or without sureties, as the board of directors may direct or approve.

3.06     Transfer Agents and Registrars. The board of directors may, in its discretion, appoint one or more banks or trust companies in the state of Michigan and in such other state or states (or countries) as the board of directors may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE IV.
SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

4.01     Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at any other place that shall be determined by the board of directors and stated in the meeting notice or, at the direction of the board of directors to the extent permitted by applicable law, may be held by remote communication if stated in the meeting notice. The board of directors may allow participation at any meeting of shareholders by remote communication.

4.02     Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such time as the board of directors may select. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting. The board of directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders. Any annual meeting of shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the board of directors.

4.03     Special Meetings. Special meetings of shareholders may be called by the board of directors, the chairperson of the board of directors (if the office is filled) or the president and shall be called by the president or secretary at the written request of shareholders holding at least two-thirds of the outstanding shares of stock of the Corporation entitled to vote; provided that shareholders shall not be permitted to call a special meeting for the purpose of electing directors or amending this Section 4.03. The request shall state the purpose or purposes for which the meeting is to be called.

4.04     Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a shareholders meeting shall be given in the manner provided in Section 6.01, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at the meeting. The notice shall include notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the Corporation in accordance with applicable law. If a shareholder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. No notice need be given of an adjourned meeting of the shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date as provided in this bylaw.

4.05     Record Dates. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed and that are entitled to vote with respect to the matters to be considered at such meeting shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the Corporation, after any such record date. If a record date is not fixed, (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the date on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in clause (a) shall be the close of business on the day on which the resolution of the board of directors relating thereto is adopted. Nothing in this bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

4.06     List of Shareholders. The secretary or the agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment of it. The list shall be arranged alphabetically within each class and series and include the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

4.07     Quorum; Adjournment; Attendance by Remote Communication.

(a)
Unless a greater or lesser quorum is required in the articles of incorporation or by the laws of the state of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, shall constitute a quorum at the meeting. When the holders of a class or series of shares are entitled to vote separately on an item of business, this bylaw applies in determining the presence of a quorum of the class or series for transacting the item of business. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum.

(b)	Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy, or by the chairperson of the meeting.

(c)
Subject to any guidelines and procedures adopted by the board of directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes, and may vote at the meeting if all of the following conditions are satisfied: (1) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (2) the Corporation implements reasonable measures to provide each shareholder and proxy holder with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (3) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

(d)
A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

4.08     Proxies. A shareholder entitled to vote at a shareholders meeting or to express consent or to dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be in writing and shall be signed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax, or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the state of Michigan. No proxy shall be voted after three years from its date unless the proxy provides for a longer period.

4.09     Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless the articles of incorporation provide otherwise. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder’s proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on it, unless a greater vote is required by the articles of incorporation or by the laws of the state of Michigan.

4.10     Conduct of Meeting. At each meeting of shareholders, a chairperson shall preside. In the absence of a specific selection by the board of directors, the chairperson shall be the chairperson of the board of directors as provided in Section 5.12. The chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted. If participation is permitted by remote communication, the names of the participants in the meeting shall be divulged to all participants. The chairperson of the meeting shall appoint a person to act as secretary of the meeting, which person may be the secretary of the Corporation or any other person.

4.11     Notice of Shareholder Business and Nominations.

(a)	Annual Meetings.

(1) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the chairperson of the board or the board of directors or (C) by any shareholder of the Corporation who is entitled to vote at the meeting that complied with the notice procedures set forth in paragraphs (a)(2) and (a)(3) of this Section 4.11 and who was a shareholder of record at the time such notice is delivered to the secretary of the Corporation.

(2) For any business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 4.11, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation, and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such shareholder, as they appear on the Corporation's books and records, and of such beneficial owner, (II) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (III) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (IV) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 4.11 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 4.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders called by the board of directors at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11 and who is a shareholder of record at the time such notice is delivered to the secretary of the Corporation. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice as required by paragraph (a)(2) of this Section 4.11 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholders' notice as described above.

(c)	General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 4.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4.11. Except as otherwise provided by law, the articles of incorporation or these bylaws, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 4.11 and (B) if any proposed nomination or business is not in compliance with this Section 4.11, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 4.11, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 4.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by or furnished to the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 4.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.11. Nothing in this Section 4.11 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the articles of incorporation.

4.12     Inspectors of Election. The board of directors, or the chairperson presiding at any shareholders’ meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

ARTICLE V.
DIRECTORS

5.01     Number. The business and property of the Corporation shall be managed by or under the direction of the board of directors. The number of directors constituting the full board of directors shall be not more than eleven (11) as determined by the board of directors from time to time. Directors shall hold office for staggered terms as provided in the articles of incorporation.

5.02     Election and Resignation. Directors may be elected by shareholders only at an annual meeting of shareholders or at a special meeting called for that purpose by the board of directors. Unless otherwise provided in the articles of incorporation, a director may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation. Notwithstanding anything above to the contrary, any individual who is an employee of the Corporation or any majority-owned subsidiary when elected or appointed as a director, shall cease to be a director when that employment ends for any reason and shall be considered to have resigned as a director as of that date. The board of directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

5.03     Vacancies. Vacancies in the board of directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless filled by proper action of the shareholders of the Corporation. Unless otherwise provided in the articles of incorporation or elsewhere in these bylaws, each person so elected shall be a director for a term of office continuing until the next election of the class for which the director shall have been chosen and until his or her successor is elected and qualified. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

5.04     Regular and Special Meetings. Regular meetings of the board of directors or any committee of the board of directors may be held at the times and places (or by remote communication) that the majority of the directors or committee members, as applicable, may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the board of directors may be called by the chairperson of the board of directors or the chief executive officer. Special meetings of a committee of the board of directors may be called by the chairperson of the board of directors, the chief executive officer or the chairperson of the committee.

5.05     Notices. No notice shall be required for annual or regular meetings of the board of directors or any committee thereof or for adjourned meetings, whether regular or special. Three days written notice, 24-hour telephonic notice, or 24-hour notice by electronic communication shall be given for special meetings of the board of directors or any committee thereof, and the notice shall state the time, place, if any, and purpose or purposes of the meeting.

5.06     Quorum and Voting. A majority of the board of directors then in office, or of the members of a board committee, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum constitutes the action of the board of directors or of the committee, except when a larger vote may be required by the laws of the state of Michigan. A member of the board of directors or of a committee designated by the board of directors may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or the chairperson of the meeting may adjourn the meeting from time to time.

5.07     Dissents. A director who is present at a meeting of the board of directors, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the secretary of the Corporation promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board of directors or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the secretary within a reasonable time after the director has knowledge of the action.

5.08     Compensation. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, committee members or officers. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

5.09     Executive and Other Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, appoint three or more members of the board of directors as an executive committee to exercise all powers and authorities of the board of directors in managing the business and affairs of the Corporation. The board of directors from time to time may, by like resolution, appoint any other committees of one or more directors to have the authority that shall be specified by the board of directors in the resolution making the appointments. Committees and committee members serve as such at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting. A committee shall not have power or authority to (a) amend the articles of incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the articles of incorporation authorize the board of directors to do so; (b) adopt an agreement of merger or plan of share exchange; (c) recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets; (d) recommend to shareholders a dissolution of the Corporation or revocation of a dissolution; (e) amend these bylaws; (f) fill vacancies in the board of directors; or (g) unless expressly authorized by the board of directors, declare a dividend or authorize the issuance of stock.

5.10     Age of Retirement. Notwithstanding anything above to the contrary, no individual shall serve as a director past the Retirement Age. Any individual reaching the Retirement Age while serving as director shall be considered to have resigned as of that date. No individual who has reached the Retirement Age shall qualify to run for election, or serve, as a director. The Retirement Age for individuals serving as directors on January 1, 1987 shall be 75 years. The Retirement Age for all other individuals shall be 70 years. The board of directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

5.11     Qualifications. In addition to any other qualifications for a director imposed by law, these bylaws, or the articles of incorporation, a person shall not qualify to serve as a director if that person has previously served concurrently as a director of the Corporation and an employee of the Corporation or any majority-owned subsidiary, but is no longer an employee. The board of directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

5.12     Chairperson of the Board. The chairperson of the board of directors shall be elected annually and shall preside at all meetings of the shareholders and of the board of directors at which the chairperson is present, unless otherwise determined by the board of directors pursuant to Section 4.10.

5.13     Lead Director. So long as the position of the chairperson of the board is not deemed Independent by the board, there may be a Lead Director who shall be an Independent Director of the Corporation selected by the Independent Directors to serve a three-year term commencing the day following the annual meeting. “Independence of a Director” requires the board’s affirmative determination consistent with the tests prescribed by Section 303A.02 of the NYSE Listed Company Manual. No Lead Director shall serve consecutive terms. The duties of the Lead Director shall be to convene and chair meetings of the Independent Directors and to assume other responsibilities which the Independent Directors might designate from time to time.

ARTICLE VI.
NOTICES, WAIVERS OF NOTICE, AND MANNER OF ACTING

6.01     Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given personally or by mail or electronic transmission (as such term is defined under the Michigan Business Corporation Act and including, without limitation, facsimile or e-mail) to any shareholder, director or committee member at the addressee's last address as it appears on the books of the Corporation; provided, that in the case of shareholders, notice may be given by electronic transmission only if the recipient has given prior written consent to the extent required by applicable law. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice. Telephonic notice may be given for special meetings of the board of directors or any committee thereof as provided in Section 5.05.

6.02     Waiver of Notice. Notice of the time, place (if any), and purpose of any meeting of shareholders, directors, or committee of directors may be waived by telecopy or other writing, or by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan. Attendance of a person at any shareholders meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

(a)
In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented; or

(b)
In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

A shareholder’s attendance at a meeting of shareholders, whether in person or by proxy, will constitute (1) waiver of any objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waiver of any objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

6.03     Action By Directors Without a Meeting. Any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice, and without a vote, if all of the directors or committee members entitled to vote on it consent to it in writing or, to the extent permitted by law, by electronic transmission, before or after the action is taken. Such consents shall be filed with the minutes of the proceedings of the board or committee, as applicable.

ARTICLE VII.
OFFICERS

7.01     Number. The board of directors shall elect or appoint a chief executive officer, a president, a secretary, and a treasurer, and may select a chairperson of the board of directors and one or more vice presidents, assistant secretaries, or assistant treasurers, and other officers as it shall deem appropriate. The chairperson of the board of directors, if any, shall be a member of the board of directors. Any two or more of the preceding offices, except those of president and vice president, may be held by the same person. No officer shall execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation, or these bylaws to be executed, acknowledged, or verified by one or more officers.

7.02     Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the board of directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

7.03     Vacancies. The board of directors may fill any vacancies in any office occurring for whatever reason.

7.04     Authority. All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the board of directors and these bylaws.

7.05     Bonding of Officers. The board of directors may secure the fidelity of any or all of such officers by bond or otherwise.

ARTICLE VIII.
DUTIES OF OFFICERS

8.01     Chief Executive Officer. The chief executive officer shall have supervision of the Corporation’s policies, business and affairs, and such other powers and duties as are commonly incident to the office of chief executive officer. The chief executive officer may call meetings of the board of directors. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect and the authority to vote all securities of other corporations and business organizations held by the Corporation and to sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations, and shall perform such other duties as may be prescribed from time to time by the board of directors or by the bylaws. He may appoint officers, agents, or employees other than those appointed by the board of directors.

8.02     President. The president shall have supervision of the Corporation’s policies, business and affairs, and such other powers and duties as are commonly incident to the office of president and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers and shall have such other duties as shall be delegated by the chief executive officer or the board of directors. The president may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the board of directors or by the bylaws.

8.03     Vice Presidents. If the board of directors shall have selected one or more vice presidents, the vice presidents, in order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform any other duties that the board of directors, chief executive officer or president may from time to time prescribe.

8.04     Secretary. The secretary shall attend all meetings of the board of directors and shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose; shall give or cause to be given notice of all meetings of the shareholders and the board of directors; and shall keep in safe custody the seal of the Corporation, if any, and, when authorized by the board of directors, affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the secretary or by the signature of the treasurer or an assistant secretary. The secretary may delegate any of the duties, powers, and authorities of the secretary to one or more assistant secretaries, unless the delegation is disapproved by the board of directors.

8.05     Treasurer. The treasurer shall have custody and keep account of all money, funds and property of the Corporation, unless otherwise determined by the board of directors, and shall render such accounts and present such statement to the directors, chief executive officer and president as may be required. The treasurer shall deposit all funds of the Corporation to the credit of the Corporation in such depositories as the board of directors may designate. The treasurer shall exhibit the Corporation’s books and accounts, at all reasonable times, to any director of the Corporation upon application at the offices of the Corporation during business hours. The treasurer shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking proper vouchers therefor; provided, however, that the board of directors shall have power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. The treasurer shall perform, in addition, such other duties as may be delegated by the board of directors. The treasurer may delegate any of his or her duties, powers, and authorities to one or more assistant treasurers unless the delegation is disapproved by the board of directors.

8.06     Assistant Secretaries and Treasurers. The assistant secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the secretary in case of the secretary’s absence or disability. The assistant treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the treasurer in case of the treasurer’s absence or disability. The assistant secretaries and assistant treasurers shall also perform the duties that may be delegated to them by the secretary and treasurer, respectively, and also the duties that the board of directors may prescribe.

ARTICLE IX.
SPECIAL CORPORATE ACTS

9.01     Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the officer or officers or any other person or persons that the board of directors may from time to time designate.

9.02     Contracts and Conveyances. The board of directors of the Corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the chairperson of the board of directors, the president, any vice president, the secretary, assistant secretary, treasurer, or assistant treasurer may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, by the articles of incorporation or by these bylaws to be executed, acknowledged or verified by two or more officers.

ARTICLE X.
BOOKS AND RECORDS

10.01     Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its shareholders, board of directors, and committees, if any, and the stock ledgers and lists of shareholders, as the board of directors shall deem advisable and as shall be required by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records, and minutes may be kept within or without the state of Michigan in a place that the board of directors shall determine.

10.02     Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a)
One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

(b)	Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or

(c)	A committee of the board of directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

10.03     Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE XI.
INDEMNIFICATION

11.01     Indemnification. Subject to all of the other provisions of Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation), including any appeal, by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments, penalties, fines, excise taxes and amounts paid in settlement actually and incurred by him or her in connection with such action, suit, or proceeding, to the maximum extent permitted by the MBCA. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any person otherwise entitled to indemnification hereunder (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (iii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act.

11.02     Expenses of Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.01, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the director or officer shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.02.

11.03     Definition. For the purposes of Section 11.01, “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Section 11.01. “Proceeding” as used in this Article shall include any proceeding within an action or suit.

11.04     Contract Right; Limitation on Indemnity. The right to indemnification conferred in Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer. Except as otherwise expressly provided in this Article XI, the Corporation shall have no obligations under Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the board of directors. Notwithstanding any provision in Sections 11.01 or 11.06 to the contrary, no director or officer shall be indemnified or entitled to indemnification for attorneys’ fees or expenses unless (a) such fees or expenses were incurred in connection with a pending or completed action, suit or proceeding to which the director or officer is or was a party, or (b) such fees or expenses were incurred in connection with a threatened action, suit or proceeding to which the director or officer is threatened to be made a party and the retention or engagement of such attorney(s) that resulted in such fees or expenses being incurred by such director or officer was approved by the board of directors in accordance with Section 5.06 of the bylaws prior to such retention or engagement.

11.05     Determination That Indemnification Is Proper. Any indemnification under Section 11.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 11.01, whichever is applicable, and upon an evaluation of the reasonableness of expense and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

(a)	By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

(b)
If the quorum described in clause (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the board of directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;

(c)
By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the board of directors or its committee in the manner prescribed in subparagraph (a) or (b); or (ii) if a quorum of the board of directors cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the board of directors; or

(d)	By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

(e)	By all independent directors (as defined by Section 107(3) of the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

If the articles of incorporation of this Corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209 of the MBCA, the Corporation shall indemnify a director for the expenses and liabilities described below in this paragraph without a determination that the director has met the standard of conduct set forth in the MBCA, but no indemnification may be made except to the extent authorized in Section 564c of the MBCA, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the MBCA, or intentionally violated criminal law. In connection with an action or suit by or in the right of the Corporation, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

11.06     Authorizations of Payment. Authorizations of payment under Section 11.01 shall be made in any of the following ways:

(a)  by the board of directors:

(i) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum)or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(ii) if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

(iii) if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the board of directors in accordance with Section 5.06, in which authorization all directors may participate; or

(b)
by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

11.07     Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

11.08     Expense Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. An evaluation of reasonableness under this Section 11.08 shall be made as specified in Section 11.05, and authorizations shall be made in the manner specified in Section 11.06, unless the advance is mandatory. A provision in the articles of incorporation, these bylaws, a resolution by the board of directors or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

11.09     Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation, the articles of incorporation or otherwise by law. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

11.10     Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

11.11     Former Directors and Officers. The indemnification provided in Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

11.12     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these bylaws or the laws of the state of Michigan. If the articles of incorporation of this Corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, such insurance may be purchased from an insurer owned by the Corporation, but such insurance may insure against monetary liability to the Corporation or its shareholders only to the extent to which the Corporation could indemnify the director under Section 11.05.

11.13     Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 11.14, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

11.14     Amendment or Repeal of Article XI. No amendment or repeal of Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

11.15     Enforcement Of Rights. Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days, after written request to the Corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper (to the extent such determination is required) and if such indemnification or payment is authorized in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the articles of incorporation or applicable law have been satisfied. The rights granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE XII
CONTROL SHARES AND CONTROL SHARE ACQUISITIONS

12.01     Control Share Acquisitions. The Corporation is subject to Chapter 7B, "Control Share Acquisitions," of the MBCA. As long as the Corporation is subject to Chapter 7B, shares of capital stock of the Corporation constituting "control shares" acquired in "control share acquisitions" (as defined in Chapter 7B) have the same voting rights as were accorded the shares before the "control share acquisition" only to the extent granted by resolution approved by the shareholders of the Corporation in accordance with Chapter 7B.

12.02     Redemption of Control Shares. Control shares as to which all of the following conditions are met may be redeemed by the Corporation, upon approval by the board of directors, at any time after such conditions have been met:

(a)  (i) An acquiring person statement has been filed with the Corporation, a meeting of the shareholders of the Corporation has been held at which the voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares; or

(ii) If an "acquiring person statement" (as such term appears in Section 795 of the MBCA) has not been filed with the Corporation with respect to a control share acquisition and the redemption is completed during the period ending 60 days after the last acquisition of control shares, or the power to direct the exercise of voting power of control shares, by the acquiring persons; and

(b) The consideration to be paid for the control shares consists of cash, property or securities of the Corporation, or any combination thereof, including shares of capital stock of the Corporation or debt obligations of the Corporation; and

(c) The price to be paid for the control shares does not exceed the fair value of the shares, as determined by the board of directors, which value shall not be less than the highest price paid per share by the acquiring person in the control share acquisition.

12.03     Procedures. The board of directors may, by resolution, adopt procedures for the giving of notice of such redemption to the "acquiring person" and for the delivery of certificates representing the control shares to be acquired in exchange for the Corporation's payment of fair value therefor.

ARTICLE XIII.
AMENDMENTS

13.01     Amendments. The bylaws of the Corporation may be amended, altered, or repealed, in whole or in part, by the shareholders entitled to vote or by the board of directors at any meeting duly held in accordance with these bylaws; provided that notice of the meeting includes notice of the proposed amendment, alteration, or repeal; and further provided that the board of directors shall not make or alter any bylaw provision fixing qualifications, classification, or term of office of directors.

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